Exhibit 99.1

NEWS RELEASE

Drilling Tools International Corporation Reports 2026 Third Quarter Results

HOUSTON — November 5, 2026 — Drilling Tools International Corporation (NASDAQ: DTI) (“DTI” or the “Company”), a global oilfield services company that designs, engineers, manufactures and provides a differentiated, rental-focused offering of tools for use in onshore and offshore horizontal and directional drilling operations, as well as other cutting-edge solutions across the well life cycle, today reported its results for the three months ended September 30, 2026.

For the third quarter of 2026, DTI generated total consolidated revenue of $40.6 million. Third quarter Tool Rental revenue was $32.0 million, and Product Sales revenue totaled approximately $8.7 million. Net Loss attributable to DTI shareholders for the third quarter was approximately $2.6 million, or a loss of $0.07 per share. Adjusted Net Loss(1) was $433,000 and Adjusted Diluted EPS(1) for the third quarter was a loss of $0.01 per share. Third quarter Adjusted EBITDA(1) was $9.5 million and Adjusted Free Cash Flow(1)(2) was approximately $3.8 million. As of September 30, 2026, DTI had approximately $3.0 million of cash and cash equivalents, and Net Debt(1) of $47.4 million.

Wayne Prejean, Chairman of the Board and Chief Executive Officer, stated, “We are pleased with our third quarter performance. As we anticipated, the second half improvement is underway, with Revenue up 7% and Adjusted EBITDA up 14% sequentially, and Adjusted EBITDA margin expanding to approximately 23%. We delivered sequential growth across North America and key Eastern Hemisphere markets, and our results strengthened each month of the quarter. September was our strongest month, with Adjusted EBITDA reaching approximately $4 million for the first time this year, providing a healthy exit rate and strong momentum as we close out 2026.

“In North America, rising U.S. rig counts and a sharp post-breakup rebound in Canada drove higher tool utilization, and commercial terms held firm as customers finalize their 2027 budgets. Offshore, demand for our ClearPath technology continues to build in both hemispheres. In Europe, significant new ClearPath contract awards, which drove the bulk of our growth investments this year, began contributing full run-rate revenue in September and are supported by long-term rental agreements. In the Gulf of America, ClearPath continues to gain traction as operators place a premium on performance in the most technically demanding wells. In the Middle East, overall activity was relatively flat as the regional conflict persists, but operators have largely adapted, and we remain encouraged by the region’s longer-term outlook.

“Shortly after quarter end, we announced our agreement to acquire Saltire Energy Limited and Foxley Energy Limited (together, “Saltire”). This is a transformative step that is expected to take our Eastern Hemisphere business to approximately 40% of pro forma revenue, giving DTI a more balanced and appropriately hedged position across the global drilling market. We expect the transaction, if completed, to be accretive to Adjusted EBITDA margin and Adjusted Free Cash Flow per share in the first year following closing before any synergies, with the opportunity to bring our technologies to Saltire’s customers representing meaningful upside. We continue to expect to fund the cash portion of the transaction through new debt financing together with borrowings under our existing credit facility, and we remain on track to close in the first quarter of 2027, subject to DTI stockholder approval, any required regulatory approvals and other customary closing conditions. We also recently rolled out our new DTI brand, uniting every business we have acquired under a single identity as we prepare to welcome the Saltire team. Upon the completion of the Saltire acquisition, we expect to be a larger, more diversified company, and we look forward to building on that foundation in 2027 and beyond,” concluded Prejean.

DTI continues to expect full-year 2026 Revenue and Adjusted EBITDA within its previously disclosed guidance ranges, and the Company expects to finish the year toward the lower end of both ranges, consistent with what has been communicated throughout the year. As a result of approximately $4 million of targeted growth investments made during the second and third quarters of 2026 to support contract awards offshore Norway, together with continued investment to keep pace with rising U.S. land activity, the Company has raised its full-year capital expenditure outlook to $22 million to $23 million and revised its full-year Adjusted Free Cash Flow outlook to $13 million to $22 million, from $17 million to $22 million previously, and expects Adjusted Free Cash Flow near the low end of the revised range.

2026 Full Year Outlook

Revenue	$155 million	–	$170 million
Adjusted EBITDA(1)	$35 million	–	$45 million
Adjusted EBITDA Margin(1)	23%	–	26%
Capital Expenditures	$22 million	–	$23 million
Adjusted Free Cash Flow(1)(2)	$13 million	–	$22 million

(1)
Adjusted Net Income (Loss), Adjusted Basic EPS, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow Margin, Net Debt, and Adjusted Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” at the end of this release for a discussion of reconciliations to the most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)
Adjusted Free Cash Flow is defined as Adjusted EBITDA less Gross Capital Expenditures.

2026 Third Quarter Conference Call Information

DTI's 2026 third quarter conference call can be accessed live via dial-in or webcast on Friday, November 6, 2026 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) by dialing 201-389-0869 and asking for the DTI call at least 10 minutes prior to the start time, or via live webcast by logging onto the webcast at this URL address: https://investors.dti.inc/news-events/events. An audio replay will be available through November 13, 2026 by dialing 201-612-7415 and using passcode 13762424#. Also, an archive of the webcast will be available shortly after the call at https://investors.dti.inc/news-events/events for 90 days. Please submit any questions for management prior to the call via email to DTI@dennardlascar.com.

About Drilling Tools International Corporation

DTI is a Houston, Texas based leading oilfield services company that manufactures and rents downhole drilling tools used in horizontal and directional drilling of oil and natural gas wells. With roots dating back to 1984, DTI operates from 15 service and support centers across North America and maintains 11 international service and support centers across the EMEA and APAC regions. To learn more about DTI, please visit: www.dti.inc.

Contact:

DTI Investor Relations

Ken Dennard / Natalie Hairston

investorrelations@dti.inc

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact included in this press release are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, statements regarding DTI and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements in this press release may include, for example, statements about: (1) the demand for DTI’s products and services, which is influenced by the general level activity in the oil and gas industry; (2) DTI’s ability to retain its customers, particularly those that contribute to a large portion of its revenue; (3) DTI’s ability to employ and retain a sufficient number of skilled and qualified workers, including its key personnel; (4) DTI’s ability to source tools and raw materials at a reasonable cost; (5) DTI’s ability to market its services in a competitive industry; (6) DTI’s ability to execute, integrate and realize the benefits of acquisitions, and manage the resulting growth of its business; (7) potential liability for claims arising from damage or harm caused by the operation of DTI’s tools, or otherwise arising from the dangerous activities that are inherent in the oil and gas industry; (8) DTI’s ability to obtain additional capital; (9) potential political, regulatory, economic and social disruptions in the countries in which DTI conducts business, including changes in tax laws or tax rates; (10) DTI’s dependence on its information technology systems, in particular Customer Order Management Portal and Support System, for the efficient operation of DTI’s business; (11) DTI’s ability to comply with applicable laws, regulations and rules, including those related to the environment, greenhouse gases and climate change; (12) DTI’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; (13) the potential for volatility in the market price of DTI’s common stock; (14) the impact of increased legal, accounting, administrative and other costs incurred as a public company, including the impact of possible shareholder litigation; (15) the potential for issuance of additional shares of DTI’s common stock or other equity securities; (16) DTI’s ability to maintain the listing of its common stock on Nasdaq; (17) the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement to acquire Saltire; (18) the risk that the Saltire acquisition may not be completed on the anticipated terms or timing, or at all, including the failure to obtain DTI stockholder approval or any required regulatory approvals, the failure of the registration statement on Form S-4 to become effective, the failure to obtain Nasdaq approval of the listing of the shares to be issued as equity consideration, or the failure to satisfy other closing conditions; (19) the risk that the anticipated benefits of the Saltire acquisition, including accretion to Adjusted EBITDA margin and Adjusted Free Cash Flow per share, are not realized or take longer than expected, and risks relating to the integration of Saltire; (20) the dilution to existing DTI stockholders from the issuance of the fixed number of shares to be issued as equity consideration, the fluctuation in the value of the stock consideration, and potential sales by the sellers following expiration of applicable lock-up restrictions; (21) DTI’s increased indebtedness following the transaction, including under the Nordic bonds and its existing credit facility, the terms and covenants thereof, and DTI’s ability to comply with such terms and to reduce leverage as anticipated; (22) the outcome of any legal proceedings relating to the transaction; (23) volatility in oil and natural gas prices and rig counts, the impact of the ongoing conflict in the Middle East and other geopolitical events, tariffs and trade policy, and fluctuations in foreign currency exchange rates, including between the U.S. dollar and the British pound sterling; (24) changes in laws and regulations affecting our customers’ drilling and completion activities, including permitting, environmental, offshore and climate-related regulation in the United States, the United Kingdom, Norway and other jurisdictions in which DTI or Saltire operates; and (25) other risks and uncertainties described from time to time in DTI’s most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission (the “SEC”). You should carefully consider the risks and uncertainties including those described in Part I, Item 1A – “Risk Factors” of our Annual Report on Form 10-K filed on March 6, 2026 and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such Form 10-K, and in the registration statement on Form S-4 filed by DTI in connection with the proposed Saltire acquisition, including the section entitled “Risk Factors” therein. Such forward-looking statements are based on the beliefs of management of DTI, as well as assumptions made by, and information currently available to DTI’s management and are subject to numerous conditions, many of which are beyond the control of DTI. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in DTI’s most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Additional Information and Where to Find It

In connection with the proposed acquisition of Saltire Energy Limited and Foxley Energy Limited (together, “Saltire”), DTI has filed with the SEC a registration statement on Form S-4 that includes a preliminary proxy statement of DTI that also constitutes a prospectus of DTI. After the registration statement is declared effective, DTI will mail a definitive proxy statement/prospectus to its stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT DTI, SALTIRE AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the SEC’s website at www.sec.gov and on DTI’s investor relations website at https://investors.dti.inc.

Participants in the Solicitation

DTI, Saltire and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from DTI’s stockholders in connection with the proposed transaction. Information about DTI’s directors and executive officers is set forth in DTI’s most recent Annual Report on Form 10-K and proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on March 6, 2026 and March 13, 2026, respectively, and in the proxy statement/prospectus. Additional information regarding the interests of such participants, by security holdings or otherwise, is or will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, including the Nordic bonds, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The Nordic bonds have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Drilling Tools International Corporation
Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three months ended September 30,
	2026	2025
Revenue, net:
Tool rental	$31,969	$31,859
Product sale	8,676	6,958
Total revenue, net	40,645	38,817
Costs and other deductions:
Cost of tool rental revenue	7,316	7,086
Cost of product sale revenue	3,541	3,027
Selling, general, and administrative expense	21,401	20,414
Depreciation and amortization expense	6,974	6,834
Interest expense, net	1,143	1,336
Loss (gain) on asset disposal	382	(1)
Goodwill impairment	—	—
Other operating and non-operating expense, net	3,007	588
Total costs and other deductions	43,764	39,284
Income (loss) before income tax expense	(3,119)	(467)
Income tax benefit (expense)	487	(437)
Net income (loss)	$(2,632)	$(904)
Less: Net income (loss) attributable to non-controlling interest	5	(1)
Net income (loss) attributable to Drilling Tools International shareholders	$(2,637)	$(903)
Basic earnings (loss) per share	$(0.07)	$(0.03)
Diluted earnings (loss) per share	$(0.07)	$(0.03)
Basic weighted-average common shares outstanding	35,282,224	35,386,122
Diluted weighted-average common shares outstanding	35,282,224	35,386,122
Comprehensive income (loss):
Net income (loss)	$(2,632)	$(904)
Foreign currency translation adjustment, net of tax	19	(605)
Comprehensive income (loss)	(2,613)	(1,509)
Less: comprehensive income (loss) attributable to non-controlling interest	5	(1)
Comprehensive income (loss) attributable to Drilling Tools International shareholders	$(2,618)	$(1,508)

Drilling Tools International Corporation
Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(In thousands of U.S. dollars and rounded)

	Nine months ended September 30,
	2026	2025
Revenue, net:
Tool rental	$90,451	$99,148
Product sale	26,225	21,970
Total revenue, net	116,676	121,118
Costs and other deductions:
Cost of tool rental revenue	22,721	22,176
Cost of product sale revenue	10,161	9,078
Selling, general, and administrative expense	61,523	63,046
Depreciation and amortization expense	20,817	20,386
Interest expense, net	3,267	3,981
Loss (gain) on asset disposal	380	70
Goodwill impairment	—	1,901
Other operating and non-operating expense, net	4,889	4,434
Total costs and other deductions	123,758	125,072
Income (loss) before income tax expense	(7,082)	(3,954)
Income tax benefit (expense)	1,120	(1,024)
Net income (loss)	$(5,962)	$(4,978)
Less: Net income (loss) attributable to non-controlling interest	3	(1)
Net income (loss) attributable to Drilling Tools International shareholders	$(5,965)	$(4,977)
Basic earnings (loss) per share	$(0.17)	$(0.14)
Diluted earnings (loss) per share	$(0.17)	$(0.14)
Basic weighted-average common shares outstanding	35,200,688	35,516,692
Diluted weighted-average common shares outstanding	35,200,688	35,516,692
Comprehensive income (loss):
Net income (loss)	$(5,962)	$(4,978)
Foreign currency translation adjustment, net of tax	(604)	2,536
Comprehensive income (loss)	(6,566)	(2,442)
Less: comprehensive income (loss) attributable to non-controlling interest	3	(1)
Comprehensive income (loss) attributable to Drilling Tools International shareholders	$(6,569)	$(2,441)

Drilling Tools International Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands of U.S. dollars and rounded)

	September 30,	December 31,
	2026	2025
ASSETS
Current assets
Cash	$2,965	$3,648
Accounts receivable, net	44,607	37,683
Related party note receivable, current	2,054	1,541
Inventories	16,334	18,149
Prepaid expenses and other current assets	6,051	3,866
Total current assets	72,011	64,887
Property, plant and equipment, net	69,247	72,602
Operating lease right-of-use asset	23,416	25,181
Intangible assets, net	37,578	39,674
Goodwill, net	14,542	14,616
Deferred financing costs, net	463	468
Related party note receivable, less current portion	3,406	3,836
Deposits and other long-term assets	1,387	917
Total assets	$222,050	$222,181
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$15,246	$9,785
Accrued expenses and other current liabilities	8,695	10,711
Current portion of operating lease liabilities	4,423	4,335
Current maturities of long-term debt	6,188	5,989
Total current liabilities	34,552	30,820
Operating lease liabilities, less current portion	19,762	21,494
Revolving line of credit	37,017	25,000
Long-term debt, less current portion	7,207	14,827
Deferred tax liabilities, net	5,476	7,167
Total liabilities	104,014	99,308
Commitments and contingencies
Shareholders' equity
Common stock, $0.0001 par value, shares authorized 125,000,000; issued 36,057,592 and 35,661,297, respectively; outstanding 35,282,224 and 35,156,128, respectively	4	4
Less: Treasury stock at cost, 775,368 and 505,169 shares, respectively	(2,192)	(1,265)
Additional paid-in-capital	133,457	130,801
Accumulated deficit	(13,308)	(7,343)
Accumulated other comprehensive income (loss)	60	664
Total Drilling Tools International shareholders' equity	118,021	122,861
Non-controlling interest	15	12
Total equity	118,036	122,873
Total liabilities and shareholders' equity	$222,050	$222,181

Drilling Tools International Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands of U.S. dollars and rounded)

	For the nine months ended September 30,
	2026	2025
Cash flows provided by (used in) operating activities:
Net income (loss)	$(5,962)	$(4,978)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	20,817	20,386
Amortization of deferred financing costs	131	261
Non-cash lease expense	3,919	4,014
Unrealized loss (gain) on currency translation	(406)	740
Write off of excess and obsolete inventory	51	718
Write off of property and equipment	333	251
Provision (recovery) for credit losses	315	619
Deferred tax expense (benefit)	(1,875)	(893)
Loss on asset disposal	380	70
Gain on sale of lost-in-hole equipment	(11,424)	(8,380)
Stock-based compensation expense	2,556	1,820
Interest income on related party note receivable	(83)	(117)
Goodwill impairment	—	1,901
Changes in operating assets and liabilities:
Accounts receivable, net	(7,357)	4,018
Prepaid expenses and other current assets	(3,178)	1,629
Inventories	(917)	358
Operating lease liabilities	(3,717)	(3,854)
Accounts payable	4,634	(4,592)
Accrued expenses and other current liabilities	(2,233)	617
Net cash flows provided by (used in) operating activities	(4,016)	14,588
Cash flows provided by (used in) investing activities:
Acquisition of a business, net of cash acquired	—	(5,622)
Purchase of intangible assets	(975)	(1,430)
Proceeds from sale of property, plant, and equipment	4,000	35
Purchase of property, plant, and equipment	(17,643)	(16,136)
Proceeds from sale of lost-in-hole equipment	13,707	10,408
Net cash flows provided by (used in) investing activities	(911)	(12,745)
Cash flows provided by (used in) financing activities:
Investment from non-controlling interest into VIE	—	12
Proceeds from exercise of stock options	100	—
Payment of deferred financing costs	(128)	—
Purchase of treasury stock	(706)	(1,152)
Repayment of term loan	(6,413)	(3,750)
Repayment of promissory note	(691)	(673)
Proceeds from revolving line of credit	50,221	42,752
Repayment on revolving line of credit	(38,204)	(40,894)
Net cash flows provided by (used in) financing activities	4,179	(3,705)
Effect of changes in foreign exchange rates	65	50
Net change in cash	(683)	(1,812)
Cash at beginning of period	3,648	6,185
Cash at end of period	$2,965	$4,373

Non-GAAP Financial Measures

This release includes Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Net Debt, Adjusted Basic Earnings (Loss) Per Share, Adjusted Diluted Earnings (Loss) Per Share and Adjusted Net Income (Loss) measures. Each of these metrics is a “non-GAAP financial measure” as defined in Regulation G of the Securities Exchange Act of 1934.

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net earnings or cash flows as determined by GAAP. We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions and (v) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business.

We believe Adjusted EBITDA and Adjusted EBITDA Margin are useful because they allow us to supplement the GAAP measures in order to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted Free Cash Flow is a supplemental non-GAAP financial measure, and we define Adjusted Free Cash Flow as Adjusted EBITDA less Gross Capital Expenditures. We use Adjusted Free Cash Flow as a financial performance measure for planning, forecasting, and evaluating our performance. We believe that Adjusted Free Cash Flow is useful to enable investors and others to perform comparisons of current and historical performance of the Company. As a performance measure, rather than a liquidity measure, the most closely comparable GAAP measure is net income (loss).

Net Debt is a supplemental non-GAAP financial measure, and we define Net Debt as total debt less cash and cash equivalents. We use Net Debt to determine our outstanding debt obligations that would not be readily satisfied by our cash and cash equivalents on hand. We believe this metric is useful to analysts and investors in determining our leverage position since we have the ability to, and may decide to, use a portion of our cash and cash equivalents to reduce debt. As of September 30, 2026, Net Debt was $47.4 million, calculated as current maturities of long-term debt of approximately $6.2 million, revolving line of credit of $37.0 million and long-term debt, less current portion of $7.2 million, less cash and cash equivalents of $3.0 million.

We define Adjusted Net Income (Loss) as consolidated net income (loss) adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) restructuring charges, (iii) transaction and integration costs related to acquisitions, (iv) income tax expense (or loss) which is calculated by applying a 25% effective tax rate to adjusted pre-tax income (or loss), and (v) other expenses or charges to exclude certain items that we believe are not reflective of the ongoing performance of our business. We believe Adjusted Net Income (Loss) is useful because it allows us to exclude certain items in evaluating our operating performance.

We define Adjusted Basic Earnings (Loss) and Adjusted Diluted Earnings (Loss) per share as the quotient of adjusted net income (loss) and diluted weighted average common shares. We believe that Adjusted Diluted Earnings (Loss) per share provides useful information to investors because it allows us to exclude non-recurring items in evaluating our operating performance on a diluted per share basis.

This release also includes certain projections of non-GAAP financial measures. The reconciliations of estimated Adjusted EBITDA and estimated Adjusted Free Cash Flow to estimated net income (loss) include estimates of interest expense, income tax expense, depreciation and amortization, management fees, other expense, stock option exercise, goodwill impairment, transaction expense, and capital expenditures, which are difficult to predict and estimate and are primarily dependent on future events.

The following tables and narrative reconciliations of the non-GAAP financial measures of Adjusted EBITDA, Adjusted Free Cash Flow, Net Debt, and Adjusted Net Income to the most directly comparable GAAP financial measures for the periods indicated:

Drilling Tools International Corporation
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three months ended September 30,
	2026	2025
Net income (loss)	$(2,632)	$(904)
Add (deduct):
Income tax expense (benefit)	(487)	437
Depreciation and amortization	6,974	6,834
Interest expense, net	1,143	1,336
Stock-based compensation	929	637
Management fees	188	188
Loss (gain) on asset disposal	382	(1)
Transaction expense	2,153	171
Other operating and non-operating expense, net	853	417
Adjusted EBITDA	$9,503	$9,115

	Nine months ended September 30,
	2026	2025
Net income (loss)	$(5,962)	$(4,978)
Add (deduct):
Income tax expense (benefit)	(1,120)	1,024
Depreciation and amortization	20,817	20,386
Interest expense, net	3,267	3,981
Stock-based compensation	2,556	1,820
Management fees	563	563
Loss (gain) on asset disposal	380	70
Goodwill impairment	—	1,901
Transaction expense	3,387	1,118
Other operating and non-operating expense, net	1,501	3,317
Adjusted EBITDA	$25,389	$29,202

Drilling Tools International Corporation
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three months ended September 30,
	2026	2025
Net income (loss)	$(2,632)	$(904)
Add (deduct):
Income tax expense (benefit)	(487)	437
Depreciation and amortization	6,974	6,834
Interest expense, net	1,143	1,336
Stock-based compensation	929	637
Management fees	188	188
Loss (gain) on asset disposal	382	(1)
Transaction expense	2,153	171
Other operating and non-operating expense, net	853	417
Capital expenditures	(5,727)	(3,542)
Adjusted Free Cash Flow	$3,776	$5,573

	Nine months ended September 30,
	2026	2025
Net income (loss)	$(5,962)	$(4,978)
Add (deduct):
Income tax expense (benefit)	(1,120)	1,024
Depreciation and amortization	20,817	20,386
Interest expense, net	3,267	3,981
Stock-based compensation	2,556	1,820
Management fees	563	563
Loss (gain) on asset disposal	380	70
Goodwill impairment	—	1,901
Transaction expense	3,387	1,118
Other operating and non-operating expense, net	1,501	3,317
Capital expenditures	(17,643)	(16,136)
Adjusted Free Cash Flow	$7,746	$13,066

Drilling Tools International Corporation
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three months ended September 30,
	2026	2025
Net income (loss)	$(2,632)	$(904)
Add (deduct):
Transaction expense	2,153	171
Restructuring charges	235	491
Software implementation	154	193
Income tax expense (benefit)	(487)	437
Adjusted Income Before Tax	$(577)	$388
Adjusted Income tax expense (benefit)	(144)	97
Adjusted Net Income (loss)	$(433)	$291
Adjusted Basic earnings (loss) per share	$(0.01)	$0.01
Adjusted Diluted earnings (loss) per share	$(0.01)	$0.01
Basic weighted-average common shares outstanding	35,282,224	35,386,122
Diluted weighted-average common shares outstanding	35,282,224	35,396,579

	Nine months ended September 30,
	2026	2025
Net income (loss)	$(5,962)	$(4,978)
Add (deduct):
Transaction expense	3,387	1,118
Goodwill impairment	—	1,901
Restructuring charges	496	1,489
Software implementation	508	641
Income tax expense (benefit)	(1,120)	1,024
Adjusted Income Before Tax	$(2,691)	$1,195
Adjusted Income tax expense (benefit)	(673)	299
Adjusted Net Income (loss)	$(2,018)	$896
Adjusted Basic earnings (loss) per share	$(0.06)	$0.03
Adjusted Diluted earnings (loss) per share	$(0.06)	$0.03
Basic weighted-average common shares outstanding	35,200,688	35,516,692
Diluted weighted-average common shares outstanding	35,200,688	35,608,629

Drilling Tools International Corporation
Reconciliation of Estimated Consolidated Net Income (Loss) to Adjusted EBITDA
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Twelve Months Ended December 31, 2026
	Low	High
Net income (loss)	$(5,800)	$1,500
Add (deduct):
Interest expense, net	4,100	4,400
Income tax expense (benefit)	(500)	(400)
Depreciation and amortization	27,500	28,000
Management fees	700	800
Other expense	2,100	2,400
Stock-based compensation	3,400	3,600
Goodwill impairment	—	—
Transaction expense	3,500	4,700
Adjusted EBITDA	$35,000	$45,000
Revenue	155,000	170,000
Adjusted EBITDA Margin	23%	26%

Drilling Tools International Corporation
Reconciliation of Estimated Consolidated Net Income (Loss) to Adjusted Free Cash Flow
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Twelve Months Ended December 31, 2026
	Low	High
Net income (loss)	$(5,800)	$1,500
Add (deduct):
Interest expense, net	4,100	4,400
Income tax expense (benefit)	(500)	(400)
Depreciation and amortization	27,500	28,000
Management fees	700	800
Other expense	2,100	2,400
Stock-based compensation	3,400	3,600
Goodwill impairment	—	—
Transaction expense	3,500	4,700
Capital expenditures	(22,000)	(23,000)
Adjusted Free Cash Flow	$13,000	$22,000
Adjusted Free Cash Flow Margin	8%	13%